EX-23 Consent of Experts

Consent of Independent Auditors

M Street Gallery, Inc.

815 W. Boynton Beach Blvd. 4-101

Boynton Beach, FL 33437

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form S-1 Amendment No. 3 of our report dated May 20, 2011, relating to the financial statements of M Street Gallery, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

Baum & Company, P.A.

Miami Beach, Florida

August 12, 2011

/s/ Baum & Company, P.A.